Exhibit 99.1

NYSE Euronext Announces Third Quarter 2009 Financial Results

— GAAP Diluted EPS of $0.48; Pro Forma Non-GAAP Diluted EPS of $0.53 —

— Announces Equity Investment by Leading Liquidity Providers in its U.S. Futures Exchange —

Conference Call, Friday, October 30, 2009 at 8:00 a.m. (New York, EDT)/1:00 p.m. (Paris, CET)

NEW YORK – October 30, 2009 – NYSE Euronext (NYX) today reported net income of $125 million, or $0.48 per diluted share, for the third quarter of 2009, compared to net income of $174 million, or $0.66 per diluted share for the third quarter of 2008. Third quarter 2009 GAAP results include the impact from merger expenses and exit costs, the impact of the disposition of Hugin Group B.V., the sale of our investment in BM&F Bovespa and a fair value adjustment to our investment in BIDS Holdings, L.P. Pro forma non-GAAP diluted earnings per share excluding these items was $0.53 in the third quarter of 2009, compared to $0.72 in the third quarter of 2008.

“We continue to see stabilization in our core businesses and significant progress on our new initiatives,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We have successfully maintained market share in our U.S. (NYSE) and European cash markets and have grown market share in U.S. equity options. We have seen a strong increase in new issuances, where we lead the U.S. in both IPOs and secondaries. We significantly enhanced our global derivatives franchise with today’s announced semi-mutualization of our U.S. futures exchange. In addition, we announced a similar semi-mutualization of our NYSE Amex equity options business, launched NYSE Liffe Clearing in Europe and established New York Portfolio Clearing, a joint venture with DTCC. Lastly, our announced acquisition of NYFIX will greatly expand our NYSE Technologies product offering and client base.”

The table below summarizes our pro forma non-GAAP results:

($ in millions, except EPS)	3Q09	2Q09	3Q08
Gross Revenues	$1,048	$1,125	$1,159
Net Revenues	$624	$611	$724
Fixed Operating Expenses	$(431)	$(398)	$(428)
Operating Income[1]	$197	$214	$297
Net Income	$138	$132	$192
Diluted Earnings Per Share	$0.53	$0.51	$0.72

[1]	Includes regulatory fine income

Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext, commented, “Despite lower overall trading volumes, the contribution of NYSE Liffe Clearing revenue during the quarter drove higher net revenues and earnings per share compared to the second quarter. Additionally, we continue to focus on initiatives to reduce our fixed cost base. Underlying fixed operating expenses through the third quarter, excluding the impact of M&A, foreign exchange fluctuations and investments in new businesses, were down $121 million, or 10% compared to the same period last year. With the anniversary of the Amex acquisition, we expect our fourth quarter fixed operating expenses to be considerably below prior year levels and will end the year below our full-year 2009 fixed cost guidance of $1,728 million.”

Pro forma non-GAAP net income for the third quarter of 2009 was $138 million, or $0.53 per diluted share, compared to net income of $192 million, or $0.72 per diluted share, for the third quarter of 2008. Pro forma non-GAAP results for the third quarter of 2009 exclude $8 million in merger expenses and exit costs. The results also exclude the impact of the disposition of Hugin Group B.V., the sale of our investment in BM&F Bovespa and a fair value adjustment to our investment in BIDS Holdings, L.P. Pro forma non-GAAP results for the third quarter of 2008 exclude $30 million in pre-tax merger expenses and exit costs, primarily severance. In addition, pro forma non-GAAP results also exclude activity assessment and Section 31 fees.1 A full reconciliation of our pro forma non-GAAP results is included in the attached tables.

Financial highlights on a pro forma non-GAAP basis include:

•

Gross revenues, excluding activity assessment fees, were $1,048 million in the third quarter of 2009, a 10% decrease compared to the third quarter of 2008 and a 7% decrease compared to the second quarter of 2009. Third quarter 2009 gross revenues compared to both the third quarter of 2008 and the second quarter of 2009 were negatively impacted by a decline in global cash equities volumes and pricing changes across our European and U.S. cash businesses.

•

Net revenues, defined as gross revenues less direct transaction costs consisting of Section 31 fees, liquidity payments and routing and clearing fees, were $624 million, down 14% compared to $724 million in the third quarter of 2008, but up 2% compared to the $611 million in the second quarter of 2009. Third quarter 2009 net revenues compared to the third quarter of 2008 include a $30 million negative impact attributable to foreign currency fluctuations. NYSE Euronext net revenues from its primary business activities are represented below as a percentage of total net revenues for the third quarter:

•	Global derivatives trading accounts for 30%

•	European cash trading accounts for 13%

[1]	Section 31 of the Securities Exchange Act of 1934 requires each Self-Regulatory Organization to pay the SEC twice annually a fee based on the aggregate dollar amount of certain sales of securities such that the SEC can recover the costs to the government of supervision and regulation of securities markets and securities professionals.

•	U.S. cash trading accounts for 9%

•	Global market data accounts for 16%

•	Global listings accounts for 16%

•	Software and technology services accounts for 8%

•	Other accounts for 8%

•

Fixed operating expenses, defined as operating expenses less merger expenses and exit costs, direct transaction costs, and excluding regulatory fine income, were $431 million, compared to $428 million in the third quarter of 2008 and $398 million in the second quarter of 2009. Excluding the impact of mergers and acquisitions, foreign exchange rates and investment in new businesses, underlying fixed expenses were down $31 million, or 7% compared to the third quarter of 2008. Fixed costs increased $33 million compared to the second quarter of 2009, primarily due to a benefits’ curtailment gain of $10 million in the second quarter of 2009 and a combined $20 million in NYSE Liffe Clearing expenses and foreign currency fluctuations. Underlying fixed expenses through the first nine months of 2009 were down $121 million or 10% compared to the prior year period.

•

Operating income was $197 million, down $100 million compared to the third quarter of 2008 and down $17 million compared to the second quarter of 2009. Third quarter 2009 operating income compared to the third quarter of 2008 includes a $20 million negative impact attributable to foreign currency fluctuations.

•

At September 30, 2009, net debt was $2.4 billion. Cash, cash equivalents, investments and other securities (including $115 million related to Section 31 fees collected from market participants and due to the SEC) was $0.5 billion and total debt was $2.9 billion. Total debt of $2.9 billion, consists of $2.2 billion in long-term debt and $0.7 billion in short-term debt. The increase in short-term debt from the second quarter of 2009 was due to the issuance of commercial paper associated with the $355 million termination payment made to LCH.Clearnet to facilitate the in-sourcing of clearing activities for NYSE Liffe Clearing.

•

Pro-forma non-GAAP third quarter results include the favorable impact of an effective tax rate true-up for fiscal 2009 from 29% to 27% as a result of the mix of profits from our global subsidiaries, which added $0.03 to third quarter 2009 diluted earnings per share.

•	Headcount as of September 30, 2009 was 3,399, down 4% from June 30, 2009 and down 10% from December 31, 2008.

Market and Business Summary

Global Derivatives Markets

•

Global Derivatives net revenue, which includes our European and U.S. derivatives businesses, was $184 million in the third quarter of 2009, up 4% from $177 million in the third quarter of 2008 and up 17% from $157 million recorded in the second quarter of 2009. The increase in net revenue in the third quarter of 2009 compared to the third quarter of 2008 was driven by the addition of NYSE Liffe Clearing, which launched July 30, 2009 and NYSE Amex options, which was acquired on October 1, 2008. The increase compared to the second quarter of 2009 was driven by the addition of NYSE Liffe Clearing.

European Derivatives

•

European Derivatives net revenue of $152 million in the third quarter of 2009 decreased 2% from the $155 million in the third quarter of 2008, but was up $28 million, or 23% from the $124 million posted in the second quarter of 2009. The increase in net revenue from the second quarter of 2009 was driven by the addition of clearing fees from NYSE Liffe Clearing for two months.

•

For the third quarter of 2009, European derivatives products average daily volume (“ADV”) was 3.8 million contracts, 1.4% above the 3.8 million contracts recorded in the third quarter of 2008. The 3.8 million in futures and options contracts ADV in the third quarter of 2009 consisted of 2.9 million contracts executed through our full-service LIFFE CONNECT trading platform and a total of 0.9 million contracts processed through Bclear, NYSE Liffe’s trade administration and clearing service for OTC products. This compares to 3.1 million contracts executed through LIFFE CONNECT and 0.6 million contracts processed through Bclear in the third quarter of 2008. Fees related to Bclear are significantly lower than our other European derivatives products traded through our full-service offering, LIFFE CONNECT, and include fee caps. Year-to-date European derivatives products ADV of 4.1 million contracts was 2.1% below prior year levels.

•

Total interest rate products ADV for the third quarter of 2009 of 1.9 million contracts was down 0.7% compared to the third quarter of 2008. Year-to-date, total interest rate products ADV decreased 12.8% compared to the prior year period.

•

Total equity products (including Bclear) ADV of 1.9 million contracts in the third quarter of 2009 was 3.8% above the third quarter of 2008. Year-to-date, total equity products ADV increased 11.3% compared to the prior year period.

U.S. Derivatives

•

U.S. Derivatives net revenue of $32 million in the third quarter of 2009, increased $10 million from the third quarter of 2008, but decreased $1 million from the second quarter of 2009. The increase in net revenue when compared to the third quarter of 2008 was driven primarily by the addition of the former Amex options business which closed on October 1, 2008.

•

In the third quarter of 2009, U.S. equity options ADV was 2.6 million contracts, a 46.3% increase compared to the third quarter of 2008, which did not include trading activity from the former Amex options business acquired in the fourth quarter of 2008. U.S. equity options market share in the third quarter of 2009 was 19.5%, up from 12.3% in the third quarter of 2008 and up from 18.2% in the second quarter of 2009. Overall U.S. equity options industry ADV decreased 8.1% compared to the third quarter of 2008 and was down slightly from the second quarter of 2009. Year-to-date, NYSE Group U.S. equity options ADV of 2.5 million contracts was 43.1% above the prior year period.

•

NYSE Euronext agreed in principle on a framework with leading liquidity providers and market making firms BofA Merrill Lynch, Barclays Capital, Citadel Securities, Citi, Goldman Sachs, TD AMERITRADE and UBS, to sell a significant equity interest in NYSE Amex options, one of the company’s two U.S. options exchanges. Under the new framework, NYSE Euronext will remain the largest shareholder in the entity, which aims to enhance the competitive position of NYSE Amex options, while bringing competitive and operational benefits to the marketplace. The contemplated transaction calls for NYSE Euronext to continue to manage the day-to-day operations of NYSE Amex options, which would operate under the supervision of a separate board of directors and a dedicated chief executive officer. NYSE Euronext will continue to consolidate the financial reporting of this entity.

•

Effective July 1, 2009 NYSE Arca options and NYSE Amex options eliminated Firm Facilitation Fees to firms who facilitate their customer order flow. The Firm Facilitation Fee applies to any transaction involving a firm’s proprietary trading account, which has a customer of that same firm on the contra side of the transaction. Both exchanges also lowered the Broker Dealer/Firm Manual Fee. The resulting incremental increase in order flow and market share for NYSE Amex options offset this pricing reduction.

•

NYSE Liffe U.S. futures and futures options ADV in the third quarter of 2009 was 15 thousand contracts, for a total of 950 thousand contracts traded during the quarter. Year-to-date, a total of 3.1 million contracts have been traded. Beginning September 8, 2009 NYSE Liffe U.S. futures and futures options ADV includes equity index futures trading based on the MSCI U.S., EM and EAFE indexes. Market share for the MSCI indexes in the first month of trading was 19.0%.

•

NYSE Euronext announced the signing of a binding agreement with several leading global banks and liquidity providers -- Citadel Securities, GETCO, Goldman Sachs, Morgan Stanley and UBS — on transaction terms to sell a significant equity interest in NYSE Liffe U.S. NYSE Euronext will remain the largest shareholder in the entity, which will bring substantial competitive and operational benefits to the marketplace. NYSE Euronext will continue to manage the day-to-day operations of NYSE Liffe U.S., which will operate under the supervision of a separate Board of Directors, chaired by Jim McNulty, and Chief Executive Officer Thomas F. Callahan. The transaction is expected to close shortly subject to regulatory review.

•

NYSE Euronext and The Depository Trust & Clearing Corporation (DTCC) finalized their formal agreement to create their innovative new joint venture, New York Portfolio Clearing (NYPC). NYPC expects to be operational in the second quarter of 2010, pending CFTC and SEC approval.

Global Cash Markets

•

Global cash markets net revenue, which includes our U.S. and European cash equities businesses, was $135 million in the third quarter of 2009, down 46% from the third quarter of 2008 and down 11% from the second quarter of 2009. The decrease in net revenue compared to the third quarter of 2008 and second quarter of 2009 was driven primarily by declines in global cash trading volumes and net pricing reductions.

U.S. Cash Equities

•

U.S. cash equities net revenue of $54 million in the third quarter of 2009, decreased $35 million from the third quarter of 2008 and decreased $14 million from the second quarter of 2009. The decrease in net revenue for both periods was driven primarily by declines in trading volumes and net pricing reductions.

•

In the third quarter of 2009, NYSE Group handled ADV of 2.9 billion shares across all U.S. equity markets was 19.2% below the third quarter of 2008, and 19.7% below the second quarter of 2009. Year-to-date, NYSE Group handled ADV of 3.5 billion shares was 5.2% above the same period last year. NYSE Group matched share of all U.S. equity markets volume in the third quarter was 27.9%, compared to 22.0% for our next largest competitor. NYSE-listed (Tape A) matched market share in the third quarter of 2009 was 35.4%, compared to 39.3% in the second quarter of 2009. NYSE Tape A matched market share in September 2009 was 25.0%, above the 24.1% matched market share recorded in September 2008. NYSE-listed (Tape A) matched market share for our next largest competitor in the third quarter of 2009 was 17.1%. The decline in market share in the third quarter of 2009 was driven in part by a significant increase in the top-10 most actively traded stocks which represented approximately 32% of Tape A consolidated activity during the quarter, up from approximately 26% in the second quarter of 2009.

•

The organic liquidity of NYSE was significantly enhanced in the third quarter of 2009 with the addition of several Supplemental Liquidity Providers (“SLPs”). There are now a total of seven SLPs on NYSE, including Citadel Derivatives Group, LLC, Goldman Sachs & Co., Knight Equity Markets L.P., Merrill Lynch Pierce Fenner & Smith, OCTEG, LLC and Spear, Leeds & Kellogg Specialists, LLC. With the expansion of the SLP group, SLP participation has increased from 7.5% in June 2009 to 9.5% in September 2009.

European Cash Equities

•

European cash equities net revenue of $81 million in the third quarter of 2009, decreased $80 million from the third quarter of 2008 and decreased $3 million from the second quarter of 2009. The decrease in net revenue compared to the third quarter of 2008 was driven by a 15% drop in trading volumes as well as a decline in pricing. The decrease in net revenue versus the second quarter of 2009 was due to lower trading volumes and a pricing change effective September 1, 2009.

•

In the third quarter of 2009, ADV of 1.3 million transactions was 15.0% below the third quarter of 2008 and 9.4% below the second quarter of 2009. Year-to-date ADV of 1.4 million transactions was 9.5% below the same period last year.

•	Market share in terms of value traded for our regulated markets increased slightly to 77% in the third quarter of 2009.

Exchange Traded Products and Global Indexes

•

In the third quarter of 2009, NYSE Group matched exchange-traded funds (“ETF”) ADV (included in U.S. cash equities trading volumes above) of 335 million shares decreased 29.3%, compared to the third quarter of 2008, and decreased 35.9% compared to the second quarter of 2009. In the third quarter, NYSE Group matched volume for ETFs represented 13% of all matched volumes traded by NYSE Group. Year-to-date, matched ETF ADV was 27.2% above the prior year period. The third quarter of 2008 did not include the former Amex ETF business.

•	In the third quarter of 2009, consolidated Exchange Traded Products U.S. dollar volume traded represented approximately 29% of all consolidated U.S. dollar volume traded.

•

As of the third quarter of 2009, NYSE Euronext had over 740 index licenses outstanding for various exchange traded index tracking products, compared to approximately 567 index licenses outstanding as of the third quarter of 2008.

Global Listings

•	Total global listings revenue in the third quarter of 2009 was $100 million, compared to $98 million in the third quarter of 2008 and $101 million in the second quarter of 2009.

•

In the third quarter of 2009, a total of 11 IPOs listed on NYSE Euronext markets for total proceeds of $3.5 billion. Among the IPOs were 2 closed-end funds, 5 REITs and 3 operating companies including Emdeon, Inc., Artio Global Investors, Inc.

and Select Medical Holdings Corporation, as well as 1 IPO on NYSE Euronext’s European markets.

•

Through September 30, 2009, there were a total of 353 global IPOs that raised $55.7 billion, down from 801 IPOs that raised $109.4 billion globally in the same period last year. According to Dealogic, year-to-date through October 28, NYSE Euronext raised the second most capital through 37 IPOs for a total of $16.3 billion, behind the Hong Kong Stock Exchange which raised a total of $16.8 billion, but ahead of the Shanghai Exchange that raised $14.5 billion, and Nasdaq OMX which raised $7.4 billion through 23 IPOs.

•	Juniper Networks, Inc., the leader in high-performance networking, transferred its listing from NASDAQ to the NYSE and began trading on October 29, 2009, retaining its symbol “JNPR”.

•

Banco Santander (Brasil) S.A., one of Brazil’s leading banks, began trading on the NYSE under the ticker symbol “BSBR” after its successful initial public offering in which it raised $7.0 billion (excluding over-allotments). The Banco Santander (Brasil) IPO, which listed simultaneously in Brazil and the U.S., is the largest initial public offering ever conducted by a Brazilian company.

•

Red Hat, Inc. became the newest NYSE-listed component of the S&P 500. A total of 411 NYSE-listed companies represent over 82% of the S&P 500. As of September 30, 2009, the total global market capitalization of NYSE-listed technology, media and telecommunications companies was $2.5 trillion.

•

NYSE Euronext closed its transaction with Thomson Reuters to sell Hugin Group B.V. on October 14. As part of the agreement, Thomson Reuters and NYSE Euronext will expand their strategic partnership in offering value-added services to the issuer community.

Technology Services

•

NYSE Euronext entered into a definitive agreement to acquire NYFIX, Inc., a leading provider of innovative solutions that optimize trading efficiency for $144 million, including preferred stock consideration. The transaction is expected to close in the fourth quarter of 2009 and to be accretive to NYSE Euronext 2010 earnings, excluding one-time deal and restructuring costs. The NYFIX Marketplace is one of the industry’s broadest and deepest FIX-based communities where more than 1,000 global trading counterparties connect to one another via more than 9,000 fully managed FIX-based messaging channels.

•

Tokyo Stock Exchange, Inc. successfully launched its “Tdex+ System,” a new trading platform for options contracts. Tdex+ System is the advanced electronic trading system based on LIFFE CONNECT®, used by NYSE Liffe.

•

NYSE Technologies plans to expand the services of its Secure Financial Transaction Infrastructure® (SFTI®) to Asia providing market participants with improved connectivity to NYSE Liffe. SFTI® provides a single point of connectivity with lowest-latency access to multiple markets. It is one of the industry’s most secure and resilient platforms, specifically built for electronic trading and market data traffic. SFTI® reduces the cost and risk associated with connecting and managing multiple third-party networks. It enables firms to reduce their time-to-market, improve their performance and significantly lower the cost of their trading infrastructure.

•

NYSE Technologies will collaborate with Standard Chartered PLC, a banking leader in Asia, Africa and the Middle East, to develop sophisticated FX trading analysis capabilities using the OneTickTM tick capture and time-series analysis application.

•

AboveNet, Inc., a leading provider of high-bandwidth connectivity solutions, announced that it is working with NYSE Euronext to build fiber optic networks connecting NYSE Euronext’s new data centers being built in the greater New York and London metropolitan areas.

Analyst/Investor/Media Call: October 30, 2009 at 8:00 a.m. (NY/EDT)/1:00 p.m. (Paris/CET)

A presentation and live audio webcast of the third quarter 2009 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 800.706.7745

International: 617.614.3472

Passcode: 26616734

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 34538720

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs and other non-recurring items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With more than 8,000 listed issues, NYSE Euronext’s equities markets — the New York Stock Exchange, NYSE Euronext, NYSE Amex and NYSE Alternext as well as NYSE Arca – represent nearly 40 percent of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500. For more information, please visit:http://www.nyx.com

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2008

(“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on April 28, 2009 under No. R. 09-031), 2008 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

CONTACT: Media

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CONTACT: Investor Relations

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NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues
Activity assessment	$115	$46	$271	$189
Cash trading	516	634	1,751	1,708
Derivatives trading and clearing	226	229	620	729
Listing	100	98	300	294
Market data	102	112	305	321
Software and technology services	52	47	140	107
Regulatory	9	8	31	36
Other	43	31	138	102
Total revenues	1,163	1,205	3,556	3,486
Section 31 fees	(115)	(46)	(271)	(189)
Liquidity payments	(363)	(358)	(1,242)	(887)
Routing and clearing	(61)	(77)	(204)	(211)
Merger expenses and exit costs	(8)	(30)	(473)	(83)
Compensation	(166)	(168)	(492)	(480)
Systems and communications	(54)	(66)	(167)	(237)
Professional services	(65)	(44)	(163)	(106)
Depreciation and amortization	(66)	(65)	(200)	(181)
Occupancy	(39)	(37)	(113)	(96)
Marketing and other	(41)	(48)	(116)	(133)
Regulatory fine income	4	1	5	3
Operating income from continuing operations	189	267	120	886
Net interest and investment loss	(28)	(31)	(81)	(72)
Gain on sale of equity investment	—	—	—	2
Other income	10	5	19	28
Income from continuing operations before income tax provision	171	241	58	844
Income tax provision	(47)	(70)	(7)	(244)
Income from continuing operations	124	171	51	600
Income from discontinued operations, net of tax	—	3	—	5
Net income	124	174	51	605
Net income attributable to noncontrolling interest	1	—	(4)	(5)
Net income attributable to NYSE Euronext	$125	$174	$47	$600

Basic earnings per share from continuing operations	$0.48	$0.65	$0.18	$2.24
Basic earnings per share from discontinued operations	—	0.01	—	0.02
Basic earnings attributable to NYSE Euronext per share	$0.48	$0.66	$0.18	$2.26

Diluted earnings per share from continuing operations	0.48	$0.65	$0.18	$2.24
Diluted earnings per share from discontinued operations	—	0.01	—	0.02
Diluted earnings attributable to NYSE Euronext per share	$0.48	$0.66	$0.18	$2.26

Basic weighted average shares outstanding	260	266	260	266
Diluted weighted average shares outstanding	261	266	260	266

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Please refer to the table entitled “Reconciliation of non-GAAP Financial Measures to GAAP Measures (unaudited)”

	Three months ended September 30, [a, b, c, d]		Nine months ended September 30, [a, b, c, d]
	2009	2008	2009		2008
	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined		Pro Forma Combined
Revenues
Cash trading	$516	$634	$1,751		$1,708
Derivatives trading and clearing	226	229	620		729
Listing	100	98	300		294
Market data	102	112	305		321
Software and technology services	52	47	140		107
Regulatory	9	8	31		36
Other	43	31	138		102
Total revenues	1,048	1,159	3,285		3,297
Liquidity payments	(363)	(358)	(1,242)		(887)
Routing and clearing	(61)	(77)	(204)		(211)
Compensation	(166)	(168)	(492	) [f]	(516	) [e]
Systems and communications	(54)	(66)	(167)		(237)
Professional services	(65)	(44)	(163)		(106)
Depreciation and amortization	(66)	(65)	(200)		(181)
Occupancy	(39)	(37)	(113)		(96)
Marketing and other	(41)	(48)	(116)		(133)
Regulatory fine income	4	1	5		3
Operating income	197	297	593		933
Net interest and investment loss	(28)	(31)	(81)		(72)
Other income	6 [g]	5	15	[g]	28
Income before income tax provision	175	271	527		889
Income tax provision	(38)	(79)	(141)		(258)
Net income	137	192	386		631
Net income attributable to noncontrolling interest	1	—	(4)		(5)
Net income attributable to NYSE Euronext	$138	$192	$382		$626

Basic earnings per share	$0.53	$0.72	$1.47		$2.36
Diluted earnings per share	$0.53	$0.72	$1.47		$2.36
Basic weighted average shares outstanding	260	266	260		266
Diluted weighted average shares outstanding	261	266	260		266

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.
[b]	Merger expenses and exit costs of $8 million and $30 million have been eliminated from the results of operations for the three months ended September 30, 2009 and 2008, respectively, and $473 million and $83 million for the nine months ended September 30, 2009 and 2008, respectively, as they represent non-recurring charges.
[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.
[d]	Gains on sale of equity investments of $0 million and $2 million have been eliminated from the results of operations for the three and nine months ended September 30, 2008, respectively, as they represent non-recurring items.
[e]	Excludes $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.
[f]	Includes a $10 million curtailment gain associated with a change in our retiree medical plan.
[g]	Excludes a $4 million net gain from the sale of our investment in BM&F Bovespa, partially offset by fair value adjustments of our investments in Hugin, an asset-held-for-sale, and BIDS Holdings, L.P.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended				Three months ended
	September 30, 2009 [a, b, c]				September 30, 2008 [a, b, c]
	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined	US Operations		European Operations	Corporate Items [e]	Pro Forma Combined
Revenues
Cash trading	$435	$81	$-	$516	$473		$161	$-	$634
Derivatives trading and clearing	46	180	-	226	39		190	-	229
Listing	91	9	-	100	90		8	-	98
Market data	54	48	-	102	52		60	-	112
Other revenues	63	47	(6)	104	64		22	-	86
Total revenues (1)	689	365	(6)	1,048	718		441	-	1,159
Liquidity payments, routing and clearing (2)	(396)	(28)	-	(424)	(401)		(34)	-	(435)
Fixed operating expenses	(243)	(188)	-	(431)	(221)		(199)	(8)	(428)
Regulatory fine income	4	-	-	4	1		-	-	1
Operating income	$54	$149	$(6)	$197	$97		$208	$(8)	$297

Net revenues= (1) + (2)	$293	$337	$(6)	$624	$317		$407	$-	$724

	Nine months ended				Nine months ended
	September 30, 2009 [a, b, c]				September 30, 2008 [a, b, c]
	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined	US Operations		European Operations	Corporate Items [e]	Pro Forma Combined
Revenues
Cash trading	$1,483	$268	$-	$1,751	$1,222		$486	$-	$1,708
Derivatives trading and clearing	136	484	-	620	108		621	-	729
Listing	273	27	-	300	269		25	-	294
Market data	165	140	-	305	156		165	-	321
Other revenues	189	146	(26)	309	192		53	-	245
Total revenues (1)	2,246	1,065	(26)	3,285	1,947		1,350	-	3,297
Liquidity payments, routing and clearing (2)	(1,351)	(96)	1	(1,446)	(978)		(120)	-	(1,098)
Fixed operating expenses	(717)	(542)	8	(1,251)	(661	) [d]	(573)	(35)	(1,269)
Regulatory fine income	5	-	-	5	3		-	-	3
Operating income	$183	$427	$(17)	$593	$311		$657	$(35)	$933

Net revenues= (1) + (2)	$895	$969	$(25)	$1,839	$969		$1,230	$-	$2,199

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.

[b]	Merger expenses and exit costs of $8 million and $30 million have been eliminated from the results of operations for the three months ended September 30, 2009 and 2008, respectively, and $473 million and $83 million for the nine months ended September 30, 2009 and 2008, respectively, as they represent nonrecurring charges.

[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.

[d]	Excludes $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.

[e]	Corporate Items include intercompany eliminations of revenues and expenses between U.S. and Europe.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Three months ended September 30, 2009	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined

Revenues	$1,163	$(115)	[a]	$1,048
Operating expenses, net	(974)	123	[b]	(851)

Operating income	189	8		197
Net interest and investment loss	(28)	-		(28)
Other income	10	(4)	[c]	6

Income before income tax provision	171	4		175
Income tax provision	(47)	9	[d]	(38)

Net income	124	13		137
Noncontrolling interest	1	-		1

Net income attributable to NYSE Euronext	$125	$13		$138

Three months ended September 30, 2008	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined

Revenues	$1,205	$(46)	[a]	$1,159
Operating expenses, net	(938)	76	[b]	(862)

Operating income	267	30		297
Net interest and investment loss	(31)	-		(31)
Other income	5	-		5

Income before income tax provision	241	30		271
Income tax provision	(70)	(9)	[d]	(79)
Income from discontinued operations, net of tax	3	(3)	[e]	-

Net income	174	18		192
Noncontrolling interest	-	-		-

Net income attributable to NYSE Euronext	$174	$18		$192

Nine months ended September 30, 2009	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined

Revenues	$3,556	$(271)	[a]	$3,285
Operating expenses, net	(3,436)	744	[b]	(2,692)

Operating income	120	473		593
Net interest and investment loss	(81)	-		(81)
Other income	19	(4)	[c]	15

Income before income tax provision	58	469		527
Income tax provision	(7)	(134)	[d]	(141)

Net income	51	335		386
Noncontrolling interest	(4)	-		(4)

Net income attributable to NYSE Euronext	$47	$335		$382

Nine months ended September 30, 2008	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined

Revenues	$3,486	$(189)	[a]	$3,297
Operating expenses, net	(2,600)	236	[b]	(2,364)

Operating income	886	47		933
Net interest and investment loss	(72)	-		(72)
Gain on sale of businesses and equity investment	2	(2)		-
Other income	28	-		28

Income before income tax provision	844	45		889
Income tax provision	(244)	(14)	[d]	(258)
Income from discontinued operations, net of tax	5	(5)	[e]	-

Net income	605	26		631
Noncontrolling interest	(5)	-		(5)

Net income attributable to NYSE Euronext	$600	$26		$626

[a]	Includes Activity assessment fees.

[b]	Includes the following adjustments:

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Section 31 fees	$115	$46	$271	$189
Merger expenses and exit costs	8	30	473	83
Compensation	-	-	-	(36	) *

	$123	$76	$744	$236

*	To eliminate the reversal of an accrual relating to certain litigation.

[c]	Includes a $4 million net gain from the sale of our investment in BM&F Bovespa, partially offset by fair value adjustments of our investments in Hugin, an asset-held-for-sale, and BIDS Holdings, L.P.

[d]	Includes the tax effect of pro forma adjustments and normalization of our effective tax rate.

[e]	Includes the adjustment to present results of operations as if the divestiture of GL Trade had been completed at the beginning of the earliest period presented.

NYSE Euronext

Operating expenses including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Operating expenses for the three months ended September 30, 2009 on a GAAP basis	$978
less:
Section 31 fees	(115)
Liquidity payments	(363)
Routing and clearing	(61)
Merger expenses and exit costs	(8)

Fixed operating expenses for the three months ended September 30, 2009	431
Excluding the impact of:
Currency translation	10
Acquisitions and dispositions, net	(21	) *
New business initiatives	(21	) **
Duplicative datacenter and integration	(2)

Fixed operating expenses for the three months ended September 30, 2009 on a pro forma non-GAAP basis	$397		[a]

Operating expenses for the three months ended September 30, 2008 on a GAAP basis	$939
less:
Section 31 fees	(46)
Liquidity payments	(358)
Routing and clearing	(77)
Merger expenses and exit costs	(30)

Fixed operating expenses for the three months ended September 30, 2008	$428		[b]

Variance ($)	$(31)		[a] - [b] = [c]

Variance (%)	-7%		[c] / [b]

Operating expenses for the nine months ended September 30, 2009 on a GAAP basis	$3,441
less:
Section 31 fees	(271)
Liquidity payments	(1,242)
Routing and clearing	(204)
Merger expenses and exit costs	(473)

Fixed operating expenses for the nine months ended September 30, 2009	1,251

Excluding the impact of:
Currency translation	74
Acquisitions and dispositions, net	(109	) *
New business initiatives	(53	) **
Duplicative datacenter and integration	(15)

Fixed operating expenses for the nine months ended September 30, 2009 on a pro forma non-GAAP basis	$1,148		[d]

Operating expenses for the nine months ended September 30, 2008 on a GAAP basis	$2,639	***
less:
Section 31 fees	(189)
Liquidity payments	(887)
Routing and clearing	(211)
Merger expenses and exit costs	(83)

Fixed operating expenses for the nine months ended September 30, 2008	$1,269		[e]

Variance ($)	$(121)		[d] - [e] = [f]

Variance (%)	-10%		[f] / [e]

*	Includes the contribution of Amex and AEMS.
**	Includes the contribution of new business initiatives, primarily SFTI Europe, SmartPool, LiffeClear and NYSE Liffe U.S. (for the nine-month period only).
***	Adjusted to exclude $36 million of income from the reversal of an accrual related to certain litigation.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$497	$1,013
Accounts receivable, net	575	744
Deferred income taxes	90	113
Other current assets	275	156

Total current assets	1,437	2,026

Property and equipment, net	853	695
Goodwill	4,199	3,985
Other intangible assets, net	6,206	5,866
Deferred income taxes	664	671
Investment in associates and other assets	812	705

Total assets	$14,171	$13,948

Liabilities and equity
Accounts payable and accrued expenses	$1,058	$1,330
Deferred revenue	241	113
Short term debt	704	1,101
Deferred income taxes	26	38

Total current liabilities	2,029	2,582
Long term debt	2,197	1,787
Deferred income taxes	2,081	2,002
Accrued employee benefits	529	576
Deferred revenue	358	360
Other liabilities	177	67

Total liabilities	7,371	7,374

Equity	6,800	6,574

Total liabilities and equity	$14,171	$13,948

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume			Total Volume

(Unaudited)	Q3 ‘09	Q3 ‘08	% Chg	Q3 ‘09	Q3 ‘08	% Chg	YTD 2009	YTD 2008	% Chg

Number of Trading Days - European Markets	66	66	-	66	66	-	191	192	-
Number of Trading Days - U.S. Markets	64	64		64	64		188	188	-
European Cash Products (trades in thousands)	1,319	1,552	-15.0%	87,046	102,421	-15.0%	263,858	293,235	-10.0%

Equities	1,267	1,502	-15.6%	83,633	99,146	-15.6%	252,636	283,250	-10.8%
Exchange-Traded Funds	14	8	73.2%	911	526	73.2%	2,694	1,496	80.1%
Structured Products	32	37	-12.9%	2,135	2,451	-12.9%	7,459	7,489	-0.4%
Bonds	6	5	23.1%	367	298	23.1%	1,069	1,000	6.9%
U.S. Cash Products (shares in millions)	2,926	3,622	-19.2%	187,293	231,803	-19.2%	662,283	632,836	4.7%

NYSE Listed Issues [1]
NYSE Group Handled Volume [2]	2,165	2,659	-18.6%	138,569	170,167	-18.6%	482,915	469,306	2.9%
NYSE Group Matched Volume [3]	1,967	2,395	-17.9%	125,872	153,289	-17.9%	438,119	423,333	3.5%
Total NYSE Listed Consolidated Volume	5,546	5,633	-1.5%	354,934	360,498	-1.5%	1,127,225	905,642	24.5%

NYSE Group Share of Total NYSE Listed Consolidated Volume
Handled Volume [2]	39.0%	47.2%	-8.2%	39.0%	47.2%	-8.2%	42.8%	51.8%	-9.0%
Matched Volume [3]	35.5%	42.5%	-7.0%	35.5%	42.5%	-7.0%	38.9%	46.7%	-7.9%
NYSE Arca & Amex Listed Issues
NYSE Group Handled Volume [2]	407	508	-19.8%	26,053	32,495	-19.8%	106,095	77,835	36.3%
NYSE Group Matched Volume [3]	352	445	-20.9%	22,539	28,498	-20.9%	92,784	67,670	37.1%
Total NYSE Arca & Amex Listed Consolidated Volume	1,532	1,609	-4.8%	98,022	102,988	-4.8%	384,083	237,723	61.6%

NYSE Group Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume [2]	26.6%	31.6%	-5.0%	26.6%	31.6%	-5.0%	27.6%	32.7%	-5.1%
Matched Volume [3]	23.0%	27.7%	-4.7%	23.0%	27.7%	-4.7%	24.2%	28.5%	-4.3%
Nasdaq Listed Issues
NYSE Group Handled Volume [2]	354	455	-22.2%	22,671	29,141	-22.2%	73,273	85,696	-14.5%
NYSE Group Matched Volume [3]	284	387	-26.7%	18,146	24,747	-26.7%	59,832	71,772	-16.6%
Total Nasdaq Listed Consolidated Volume	2,252	2,261	-0.4%	144,121	144,705	-0.4%	432,146	428,240	0.9%

NYSE Group Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [2]	15.7%	20.1%	-4.4%	15.7%	20.1%	-4.4%	17.0%	20.0%	-3.1%
Matched Volume [3]	12.6%	17.1%	-4.5%	12.6%	17.1%	-4.5%	13.8%	16.8%	-2.9%
Exchange-Traded Funds [1,4]
NYSE Group Handled Volume [2]	386	539	-28.4%	24,685	34,473	-28.4%	104,496	82,759	26.3%
NYSE Group Matched Volume [3]	335	474	-29.3%	21,453	30,338	-29.3%	91,621	72,391	26.6%
Total ETF Consolidated Volume	1,507	1,699	-11.3%	96,436	108,732	-11.3%	388,848	250,137	55.5%

NYSE Group Share of Total ETF Consolidated Volume
Handled Volume [2]	25.6%	31.7%	-6.1%	25.6%	31.7%	-6.1%	26.9%	33.1%	-6.2%
Matched Volume [3]	22.2%	27.9%	-5.7%	22.2%	27.9%	-5.7%	23.6%	28.9%	-5.4%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary - Derivatives Products

	Average Daily Volume			Total Volume			Total Volume

(Unaudited; contracts in thousands)	Q3 ‘09	Q3 ‘08	% Chg	Q3 ‘09	Q3 ‘08	% Chg	YTD 2009	YTD 2008	% Chg
Number of Trading Days - European Markets	66	66	-	66	66	-	191	192	-
Number of Trading Days - U.S. Markets	64	64		64	64		188	189

European Derivatives Products	3,807	3,756	1.4%	251,265	247,864	1.4%	792,109	813,622	-2.6%

Total Interest Rate Products[5]	1,907	1,920	-0.7%	125,878	126,723	-0.7%	385,125	443,738	-13.2%

Short Term Interest Rate Products	1,809	1,816	-0.4%	119,412	119,855	-0.4%	366,212	423,361	-13.5%
Medium and Long Term Interest Rate Products	98	104	-5.9%	6,466	6,868	-5.9%	18,913	20,377	-7.2%

Total Equity Products [6]	1,853	1,786	3.8%	122,306	117,861	3.8%	397,997	359,465	10.7%

Total Individual Equity Products	1,272	1,116	14.0%	83,971	73,657	14.0%	280,130	234,432	19.5%
Total Equity Index Products	581	670	-13.3%	38,335	44,203	-13.3%	117,867	125,033	-5.7%

Bclear	853	637	34.1%	56,325	42,014	34.1%	204,565	145,208	40.9%
Individual Equity Products	729	519	40.6%	48,146	34,241	40.6%	179,381	124,880	43.6%
Equity Index Products	124	118	5.2%	8,179	7,773	5.2%	25,184	20,328	23.9%

Commodity Products	47	50	-6.1%	3,082	3,281	-6.1%	8 ,987	10,418	-13.7%

U.S. Derivatives Products - Equity Options [7]

NYSE Group Options Contracts	2,580	1,763	46.3%	165,099	112,836	46.3%	467,409	328,292	42.4%
Total Consolidated Options Contracts	13,227	14,388	-8.1%	846,525	920,824	-8.1%	2,543,548	2,521,133	0.9%
NYSE Group Share of Total	19.5%	12.3%		19.5%	12.3%		18.4%	13.0%	5.4%

NYSE Liffe U.S.

Futures and Futures Options Volume	14.8	-		949.9	-		3,113.5	-	-

1	Includes all volume executed in NYSE Group crossing sessions.
2	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.
3	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
4	Data included in previously identified categories.
5	Includes currency products.
6	Includes all trading activities for Bclear, NYSE Liffe’s clearing service for wholesale derivatives.
7	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells. US data has been updated for Amex integration for October 2008 forward.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	September 30, 2009	June 30, 2009	September 30, 2008

NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,974	2,988	2,494
Number of new issuer listings[1]	61	73	66
Capital raised in connection with new listings ($millions)[2]	$3,098	$1,445	$188

Euronext Listed Issuers

Issuers listed on Euronext[1]	1,040	1,046	1,126
Number of new issuer listings[3]	16	6	25
Capital raised in connection with new listings ($millions)[2]	$7	$1	$392

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	45.1%	47.5%	48.7%
Share of Tape B revenues (%)	31.7%	33.8%	31.3%
Share of Tape C revenues (%)	19.0%	19.6%	20.6%
Professional subscribers (Tape A)	388,468	403,588	447,627

Euronext Market Data

Number of terminals	240,007	250,176	278,029

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,399	3,538	3,505
GL Trade headcount	n.a.	n.a.	1,461

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1,430	$1,364	$1,503
Average £/US$ exchange rate	$1,641	$1,551	$1,893

[1]

Figures for NYSE listed issuers include listed operating companies, SPACs, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 1,034 ETFs and 4 operating companies exclusively listed on NYSE Arca, Inc. as of September 30, 2009. There were 476 structured products listed on the NYSE as of September 30, 2009.

Figures for new issuer listings include NYSE new listings and new ETP listings only (NYSE Amex and NYSE Arca are excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed funds, ETFs and structured product (warrants and certificates). As of September 30, 2009, 125 companies were listed on NYSE Alternext, 311 on Free Market and 480 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).

[4]

“Tape A” represents NYSE listed securities, "Tape B" represents NYSE Arca and NYSE Amex listed securities, and "Tape C" represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	NYSE Euronext sold its 40% stake in GL Trade in October 2008. NYSE Euronext headcount includes both the employees of NYXT and NYSE Amex for all periods presented.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.